Exhibit 3.2

AGREEMENT OF GUARANTY AND SURETYSHIP

In order to induce SUMMIT RESOURCES, INC., a West Virginia corporation, and its successors and/or assigns (the “Lender”) to make a loan in a principal amount of Two Million Two Hundred Twenty-Six Thousand One Hundred Seventy-Three and 26/100 Dollars ($2,226,173.26) (the “Loan”) to PROTEA BIOSCIENCES, INC., a Delaware corporation (the “Borrower”), the foregoing individuals, being PROTEA BIOSCIENCES GROUP, INC., a Delaware corporation (the “Guarantor”), intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, covenants and agrees as follows, intending to be legally bound:

1.       All defined or capitalized terms not defined herein shall have the same defined meanings as set forth in the Note (defined below) of even date herewith, executed by Borrower in favor of Lender.

2.       The Guarantor hereby unconditionally guarantees and becomes surety for the full and timely payment, whether by declaration, acceleration or otherwise, by Borrower of: all principal, interest and other sums due under that certain Promissory Note and Loan Agreement of even date herewith, given by Borrower to Lender in the principal amount of Two Million Two Hundred Twenty-Six Thousand One Hundred Seventy-Three and 26/100 Dollars ($2,226,173.26), as the same may be amended, supplemented, renewed or replaced from time to time (the “Note”), together with all interest accruing thereon after a default shall have occurred, at the rate or rates from time to time applicable under the Note (“Secured Obligations”).

3.       Guarantor agrees to pay the Secured Obligations of Borrower immediately when due, irrespective of whether or not any one or more of the following events have occurred: (i) Lender has made any demand on Borrower; (ii) Lender has taken any action of any nature against Borrower; (iii) Lender has pursued any rights which Lender has against any other person who may be liable for any of the Secured Obligations; (iv) Lender holds or has resorted to any security for any of the Secured Obligations; (v) Lender has invoked any other remedies or rights Lender has available with respect to any of the Secured Obligations; or (vi) Lender has received any payment from any other guarantor of the Secured Obligations now or hereafter existing. The liability of the Guarantor as surety and guarantor is unconditional. Guarantor therefore agrees to pay the Secured Obligations even if the Note is for any reason invalid or unenforceable. Guarantor further agrees to make full payment to Lender even if circumstances exist which otherwise constitute a legal or equitable discharge of Guarantor as surety or guarantor.

4.       Guarantor waives and agrees not to enforce any of the rights of Guarantor against Borrower unless and until Borrower is no longer liable in any respect to Lender, including, but not limited to: (i) any right of Guarantor to be subrogated in whole or in part to any right or claim with respect to any of the Secured Obligations or any portion thereof to Lender which might otherwise arise from partial payment or performance by Guarantor to Lender on account of the Secured Obligations or any portion thereof; and (ii) any right of Guarantor to require the marshaling of assets of Borrower which might otherwise arise from partial payment or performance by Guarantor to Lender on account of the Secured Obligations or any portion thereof.

1

5.       Guarantor waives any and all notice with respect to: (i) acceptance by Lender of this Guaranty and Suretyship Agreement (this “Guaranty”) or the Note; and (ii) the provisions of any of the Note or any other instrument or agreement relating to the Secured Obligations; and (iii) any default in connection with the Secured Obligations.

6.       Guarantor waives any presentment, demand, notice of dishonor or nonpayment, protest, notice of protest and notice of nonpayment in connection with the Secured Obligations.

7.       Guarantor agrees that Lender may do any of the following without notice to Guarantor and without adversely affecting the validity or enforceability of this Guaranty: (i) release, surrender, exchange, compromise or settle the Secured Obligations, or any part thereof; (ii) change, renew or waive the terms of the Secured Obligations, or any part thereof; (iii) change, renew or waive the terms of the Note or any other note, instrument or agreement relating to the Secured Obligations, such rights in Lender to include without limitation the right to change the rate of interest charged to Borrower (in which event the Secured Obligations shall be deemed also to include all interest at such changed rate); (iv) grant any extension or indulgence with respect to the payment or performance of the Secured Obligations or any part thereof; (v) enter into any agreement of forbearance with respect to the Secured Obligations, or any part thereof; (vi) release, surrender, exchange or compromise any security held by Lender for any of the Secured Obligations; (vii) release any person who is a guarantor or surety or who has agreed to purchase the Secured Obligations or any part thereof; and (viii) release, surrender, exchange or compromise any security or lien held by Lender for the liabilities of any person who is guarantor or surety for the Secured Obligations or any part thereof. The Guarantor agrees that Lender may do any of the above as Lender deems necessary or advisable, in Lender’s sole discretion, without giving any notice to Guarantor, and that Guarantor will remain liable for full payment and performance of the Secured Obligations. If at any time all or any part of any payment theretofore applied by Lender to any of the liabilities is or must be rescinded or returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), such liability shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such liabilities, all as though such application by Lender had not been made.

8.       The Guarantor will be deemed released as surety of the Secured Obligations when the Secured Obligations, including the payment of all interest, fees and penalties, are satisfied in full.

9.       Guarantor agrees to pay all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in enforcing this Guaranty against Guarantor.

10.       Guarantor agrees that this Guaranty shall be binding upon the Guarantor, and the Guarantor’s successors or permitted assignees, including a trustee in bankruptcy. Guarantor further agrees that this Guaranty shall inure to the benefit of Lender, its successors and assigns. Guarantor may not assign this Guaranty without the prior written consent of the Lender.

2

11.       Guarantor agrees that no failure on the part of Lender to exercise any of its rights under this Guaranty shall be a waiver of such rights or a waiver of any default by Guarantor. Guarantor further agrees that no waiver or modification of any rights of Lender under this Guaranty shall be effective unless in writing and signed by an authorized officer of Lender. Guarantor further agrees that each written waiver shall extend only to the specific instance actually recited in such written waiver and shall not impair the rights of Lender in any other respect. Guarantor further waives any claims or defenses based in whole or in part on Lender’s impairment or alleged impairment of collateral.

12.       Guarantor acknowledges that Lender may, in its sole discretion, elect to enforce this Guaranty for the total Secured Obligations, or any part thereof, against Guarantor without any duty or responsibility to pursue Borrower or any other security for the Loan, and that such an election by Lender shall not be a defense to any action Lender may elect to take against any of the Guarantor.

13.       Guarantor agrees that this Guaranty shall be governed by and construed in accordance with the laws of the State of West Virginia.

14.       The Guarantor has, and has duly exercised, all requisite right, power and authority to enter into this Guaranty and to carry out the transactions contemplated by this Guaranty. By entering into this Guaranty, the Guarantor will not be in violation of any applicable laws or in breach of any existing agreements with other parties. The person(s) executing this Guaranty on behalf of the Guarantor has the full and lawful power and authority to execute, deliver and perform the terms and conditions of this Guaranty for and on behalf of the Guarantor.

15.       Guarantor recognizes that this Guaranty, when executed, constitutes a sealed instrument and as a result of the instrument, will be enforceable as such without regard to any statute of limitations which might otherwise be applicable and without any consideration.

16.       This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

17.       In the event that any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, Guarantor, intending to be legally bound, has executed this Agreement of Guaranty and Suretyship as of the ____ day of __________________, 2017.

WITNESS:	GUARANTOR:
PROTEA BIOSCIENCES GROUP, INC.,
a Delaware corporation

_______________________________	By:_______________________________

Name:_____________________________

Title:______________________________

ACKNOWLEDGEMENT

STATE/COMMONWEATLH OF ________________	)
) SS:
COUNTY OF ___________________	)

On this ___ day of _________, 20__, before me a notary public, the undersigned officer, personally appeared _____________________, who acknowledged himself/herself to be the ________________ of PROTEA BIOSCIENCES GROUP, INC., a Delaware corporation (the “Guarantor”), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing his/her name on behalf of the Guarantor.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public

My Commission Expires:

4